EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82718 of Entravision Communications Corporation on Form S-8 of our report dated March 11, 2005, appearing in this Annual Report on Form 11-K of Entravision Communications Corporation 2001 Employee Stock Purchase Plan for the year ended December 31, 2004.

Pasadena, California
March 29, 2005